Exhibit 10.12

LEASE AGREEMENT

TERMS AND DEFINITIONS

Date: February 2, 2001

Landlord: University Housing Corp

Landlord’s Address:	801 W 24th St
Austin, Tx 78705
Landlord’s Phone:	512-472-5846

Tenant:	Nanometrics Incorporated

Tenant’s Address:	1550 Buckeye Drive
Milpitas, CA 95035
Tenant’s Phone (H):
Tenant’s Phone (O):

Premises

Approximate Square Feet:	1,130 sq ft @ $1.15/sq ft
Name of Building:	University Towers Court
Street Address/Suite:	715 W 23rd St., Suite E
City, State, Zip:	Austin, Tx 78705

Base Rent (monthly): $1,299.50

Annual Rent Adjustment: $                                      or 4%

Term (months): 36

Commencement Date: February 15, 2001

Termination Date: March 31, 2004

Security Deposit: $1,299.50

Parking Spaces Assigned: 3

Use of Premises: Engineering Design, sales and service.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “lease”) is made and entered into this 15th day of February, 2001, by and between UNIVERSITY HOUSING CORPORATION, a Texas corporation, d/b/a University Towers, hereinafter called “Lessor”, and Nanometrics Incorporated, a California corporation, hereafter called “Lessee.”

WITNESSETH:

THAT for and in consideration of the covenants, agreements and stipulations herein contained, Lessor does hereby demise and lease unto Lessee, and Lessee does hereby take, rent and hire from Lessor for the term and upon the terms and conditions hereinafter set forth, commercial space located at suite E of that certain building (the “Building”) having the address of 715 West 23rd Street, City of Austin, Travis County, State of Texas, (the “demised premises”). The tract upon which the Building is located is more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes. The demised premises are outlined on the plan of the Building attached hereto as Exhibit “B” and made part hereof for all purposes. For purposes of this lease, the demised premises shall be deemed to comprise 1,130 square feet of leasable area. Lessor reserves the right to place in, under, over or through the demised premises all pipes, wires, lines, and facilities serving the Building and the parking facilities owned by Lessor that are located above the demised premises known as University Towers Parking Garage.

1. Use of Demised Premises: Engineering Design, Sales and Service.

Lessee’s business will be advertised as and operated under the name of Nanometrics Incorporated. Lessee will not conduct any auction, bankruptcy, fire, lost-our-lease, going-out-of-business, or

(1)

similar sale or promotion and will not use any loudspeaker, phonograph, radio or sound amplifier which is audible outside the demised premises. Lessee will not commit any act which is a nuisance or annoyance to Lessor or residents of University Towers; or which might, in the reasonable judgment of Lessor, appreciably damage Lessor’s goodwill and reputation, or which would tend to injure or depreciate the Building or University Towers. Lessee binds and obligates itself to occupy and use the entire demised premises continuously during the term of this lease for the purpose provided above and according to the generally accepted standards for the operation same or similar businesses, including without limitation maintaining a sufficient staff of employees; remaining open for business hours, without a restriction on maximum hours, for a comparable in the City of Austin, Travis County, State of Texas.

2. Lease Term. The term of this lease shall begin on the date on which the demised premises have been improved as provided in Paragraph 10 below, the date on which such term begins being hereinafter referred to as the “Commencement Date.” The term of this lease shall terminate on the last day of the 36th full calendar month after the Commencement Date, unless sooner terminated in accordance with the terms and conditions herein set forth. Lessee shall have the option to renew and extend the term of this lease as provided in Exhibit “C” attached hereto and made a part hereof for all purposes.

During the last ninety (90) days of the lease term, Lessor shall have the right to enter and show the demised premises and any part thereof for the purpose of reletting such premises. Lessor shall have the right throughout the lease term to enter and show the demised premises to prospective purchasers and/or lenders.

3. Rent. Lessee shall pay to Lessor as rent for the demised premises $1.15 per month per square foot of leasable area, or $1,299.50 per month in advance, commencing on the first day of the initial term hereof. If such initial term does not begin on the first day of a calendar month,

(2)

Lessee shall pay in advance a pro rata part of such rental for the initial, partial month of such term. Rent shall thereafter be paid on the first day of each month during the entire term hereof, in advance. All payments of rent, and all other payments required of Lessee hereunder, shall be paid to Lessor at its address stated herein. Lessee shall pay an administrative late charge of five percent (5%) of the past due rent in the event that Lessor has not received the rent within five (5) days after it was due. All past due rent shall also bear interest at the rate of twelve percent (12%) per annum (i.e., one percent per month) from the date due until paid. Lessee shall also pay twenty-five and no/100 ($25.00) for each check which is returned for insufficient funds.

4. Adjustment to Rent.

(a) As used in this paragraph, the fiscal year of this lease shall be considered as commencing on the first day of the first full calendar month of the lease term, disregarding any partial month at the commencement of this lease. The parties hereto accordingly agree that the minimum monthly rental shall be effective during the first fiscal year of this lease. At the commencement of the second fiscal year of this lease, and at the commencement of each fiscal year of this lease thereafter during the lease term or any renewal, Lessee shall add and pay to Lessor, in addition to the rental set out in Paragraph 3 above, and as rent, an amount equal to the product of such rent multiplied by 4 percent (4%).

Any adjustment hereunder shall be paid monthly in advance for each month during the fiscal year for which such adjustment is applicable. Refer to Exhibit “D” for yearly rate adjustments attached hereto and made a part hereof for all purposes.

5. Ad Valorem Taxes. Lessor will pay all ad valorem taxes on the demised premises. Lessee will pay all taxes on its personal property, equipment and fixtures located on or in the demised premises.

(3)

6. Security Deposit. In addition to the rental for the first month of this lease, Lessee will, promptly upon execution of this lease, pay to Lessor the sum of 1,299.50, which sum shall remain on deposit with Lessor and shall be maintained by Lessee throughout the term of the lease, without liability for interest, as security for the faithful performance of all the terms and conditions of this lease by Lessee. If lessee should default in performing any term or provision of this lease then the security deposit, or any part thereof, may be applied to the damages or expenses sustained by Lessor by reason of such default. Lessee shall, upon the written request of Lessor, deposit with Lessor an amount sufficient to restore the security deposit after any such application. Any such application shall not be construed as an agreement to limit the amount of Lessor’s claim or as a waiver of any damages, and Lessor’s claim for all damages not covered by such security deposit shall remain in full force and effect. Provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant’s part to be performed, this Security Deposit shall be returned to Tenant after the expiration of this Lease. In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the Security Deposit to the buyer for the benefit of Tenant. Landlord, upon notice to Tenant of such sale and assignment of the security deposit to the buyer, shall be released from all liability for the return of such Security Deposit. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and it is agreed that this shall also apply to any subsequent transfer or assignment of the Security Deposit to any new Landlord.

7. Utilities Charges. Lessor shall make available and pay all charges for customary office use of water, sewage and garbage disposal and Lessee shall pay for electricity, heating and air conditioning of all areas occupied by Lessee, plus None Other.

(4)

8. Surrender of premises: Holding over. On expiration or termination of the lease term, Lessee shall surrender to Lessor the demised premises in good condition (except for ordinary wear and tear), Lessee shall remove all of its trade fixtures, signs, and personal property, including furniture, equipment, inventory and other improvements by Lessee as requested by Lessor. Where Lessee unlawfully holds over, Lessee shall pay double rents for such holdover, plus reasonable attorneys fees and damages such as loss of rentals from prospective Lessees.

9. Maintenance, Cleaning and Repair Obligations.

(a) Lessee’s Obligations:

Lessee agrees to maintain at its own cost and expense the interior of the demised premises in substantially the same condition as at the beginning of the term, excepting only reasonable wear and tear arising from proper use thereof, and will make all necessary repairs to keep the interior of the demised premises in good order and condition. All window breakage, including plate glass and special store front equipment will be repaired by Lessee at Lessee’s expense.

Lessor will provide and maintain vermin-proof receptacles for Lessee’s use in an outside area designated by the Lessor. Lessee will be responsible for the removal of large refuse from the demised premises and will promptly deposit them to an outside dumpster. Lessee will also promptly and strictly comply with all health, sanitary or other laws, regulations and ordinances pertaining to the depositing and removal of such refuse from or about the demised premises. Special services by Lessor are outlined in Exhibit “E” attached hereto and made part of hereof for all purposes.

(5)

(b) Lessor’s Obligations:

Repair, replace, and maintain the (a) roof, (b) foundation, (c) parking facility and common areas, (d) structural soundness of the exterior walls, doors, corridors, and window casings, and (e) other structures or equipment serving the premises.

10. Finish-Out of Demised Premises. The demised premises will be constructed in accordance with the “Terms and Conditions” outlined in Exhibit “F” attached hereto and made a part hereof for all purposes.

11. Exterior Signs, Etc. Lessee will not place or suffer to be placed or maintain on the exterior of the demised premises any sign, advertising matter, or any other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the demised premises without first obtaining Lessor’s written approval, which shall not be unreasonably denied, and Lessee will maintain such signs, lettering, advertising matter or such other things as may be approved by Lessor in good condition and repair at all times.

12. Loading/Unloading. Lessee will not load or unload any trucks or permit any trucks serving the demised premises, whether owned by Lessee or not, to be loaded or unloaded in the Building except in the areas designated for such use by Lessor.

13. Alterations. Lessee shall not make any additions, alterations, or changes in the demised premises without first obtaining Lessor’s written approval. Lessee may install machinery, equipment and trade fixtures necessary for the conduct of its business as provided herein, and upon termination of the lease, if Lessee is not in default hereunder, Lessee shall be entitled to remove any such machinery, equipment and trade fixtures installed by Lessee on the demised premises, with the understanding, however, that Lessee shall be obligated to place the demised premises in their original condition, normal wear and tear excepted, in the event alterations have to

(6)

be made or damage is caused by the removal of such property by Lessee, and further that Lessee shall remove all such property which Lessor requests.

14. Lessor’s Right of Entry. Lessor shall have the right to enter the demised premises at all reasonable hours for the purpose of inspecting same.

15. Compliance with all laws. Lessee, at Lessee’s sole cost and expense, will comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the demised premises or the business conducted therein by Lessee, including, without limitation, all zoning, building, noise and parking regulations of the City of Austin. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO WHETHER LESSEE’S PLANNED USE OF THE LEASED PREMISES IS PERMITTED UNDER SUCH REGULATIONS, RULES AND ORDINANCES.

16. Insurance

(a) Lessee shall maintain in full force and effect during the term of this lease, at Lessee’s own expense, personal injury and property damage liability (which shall be not less than the amount of $300,000.00 with respect to any one person, $1,000,000.00 with respect to any one accident and $100,000.00 with respect to property damage) in form approved by Lessor, insuring Lessor and Lessee jointly.

Certificates for such insurance shall be issued showing Lessor to be an additional insured, and the policy shall be written so that it may not be changed or canceled without ten (10) days prior written notice being first given to Lessor. Lessee will deliver a duplicate original of such policy to Lessor within ten (10) days after the Commencement Date. Lessee will also maintain fire and

(7)

extended casualty insurance on all fixtures, equipment or other property owned by or placed in the demised premises by Lessee.

(b) Lessor will maintain in full force and effect during the term of this lease fire and extended coverage casualty insurance on the improvements located in the Building. Tenant will not do anything in or to the Premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay as additional rent the cost of any increase in the fire insurance on demand by Landlord.

(c) Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, the demised premises, Lessor’s or Lessee’s fixtures, personal property, leasehold improvements or business and which names Lessor or Lessee, as the case may be, as a party insured. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. It is agreed that this provision shall not supersede or in any way limit the provisions of Paragraph 18 hereof.

17. Indemnity. Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority. Lessor shall not be liable to Lessee, Lessee’s agents, servants, employees, members, customers or invitees and Lessee shall indemnify, defend and hold Lessor harmless from and against any and all fines, suits,

(8)

claims, demands, losses, liabilities, actions and costs (including court costs and attorney’s fees) arising from (a) any injury to person or damage property caused by any act, omission or neglect of Lessee, Lessee’s agents, servants, employees, customers or invitees, (b) Lessee’s use of the demised premises or the conduct of Lessee’s business or profession, (c) any activity, work, or thing done, permitted or suffered by Lessee in or about the demised premises or (d) any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this lease.

18. Condemnation.

(a) If any part of the demised premises is taken through exercise of the power of condemnation or eminent domain or is conveyed under the threat thereof and the option not so taken is less than is reasonably required for carrying on the operations being conducted thereon by Lessee (in good faith and in conformity with this lease) just prior to commencement of such condemnation proceedings, then either Lessee or Lessor may, by written notice to such effect given to the other within thirty (30) days after such taking, terminate this lease in its entirety as of the date of such taking. If this lease is not so terminated in its entirety, it shall nevertheless terminate as to the portion of the demised premises so taken as of the date of such taking, and the rent provided herein to be paid by Lessee to Lessor shall be proportionately reduced based upon the reduction, if any, of the fair rental value of the remainder.

(b) If any part of the demised premises is so taken and this lease is not terminated in its entirety under the immediately preceding paragraph, Lessor shall within a reasonable time after such taking, restore the demised premises as nearly as practicable to its condition prior to such taking; provided, however that Lessor shall not be required to apply to such restoration any made available to Lessor for such purpose. If, in so restoring, Lessor shall temporarily deprive Lessee of occupancy or use of part or all of the demised premises as to which this lease shall not have

(9)

terminated, the rent provided herein shall be abated for the period of such deprivation, in direct proportion to the reduction in the usefulness of the demised premises to Lessee.

(c) All compensation awarded for any taking or condemnation (or sale proceeds in lieu thereof) shall be the property of Lessor, and Lessee shall have no claim thereto, the same being hereby expressly waived by Lessee. Lessor shall have no interest in and Lessee shall not be required to assign to Lessor any award made to Lessee and/or for the interruption of or unamortized cost of leasehold improvements. Lessor may, without any obligation or liability to Lessee, agree with any condemning authority to a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement.

19. Fire or Other Casualty.

(a) Within ten (10) days after any fire or other casualty which damages or destroys the demised premises, Lessee shall give Lessor written notice of the fire or other casualty. If the improvements on the demised premises are destroyed or damaged by fire or other casualty to the extent that the operations being conducted thereon by Lessee (in good faith and in conformity with this lease) just prior to the fire or casualty cannot reasonably be made within one hundred eighty (180) days under the applicable laws and regulations of governmental authorities, then Lessor/Lessee shall have the option of terminating this lease. Within ninety (90) days following receipt of written notice Lessee in writing of whether Lessor will exercise its option to terminate. If lessor elects to terminate this lease then this lease shall terminate as of the date of the destruction or damage giving rise to said option and Lessor shall return any unearned rent paid in advance. If Lessor does not elect to terminate, then Lessor shall begin repair of the demised premises within ninety (90) days following the date of said notice to lessee, and shall pursue and complete the repair with all reasonable dispatch so that the demised premises are restored to substantially the same condition that exists just prior to the fire or other casualty; provided, however, that Lessor

(10)

shall not be required to expend therefor any sum in excess of the insurance proceeds paid to lessor by reason of such casualty. If Lessor does not elect to terminate, this lease shall continue in effect; however, from the date of said destruction or damage to the date of completion of repair, all rents due by Lessee to Lessor under this lease shall be abated proportionately to the diminished usefulness of the demised premises to Lessee.

(b) If the improvements on the demised premises are destroyed or damaged by fire or other casualty and the damage or destruction does not give rise to the option set forth above, then Lessor shall begin repair of the demised premises within ninety (90) days following receipt of written notice of the fire or other casualty from Lessee, and shall pursue and complete the repair with all reasonable dispatch so that the demised premises are restored to substantially the same condition that existed just prior to the fire or other casualty; provided however, that Lessor shall not be required to expend therefor any sum in excess of the insurance proceeds paid to Lessor’s by reason of such casualty. If such damage or destruction, or Lessor’s subsequent repair, shall temporarily deprive Lessee of Occupancy or use of part or all of the demised premises, then the rent provided for herein shall be abated, for the period of such deprivation, in direct proportion to the reduction in the usefulness of the demised premises to Lessee.

(c) In no event may this lease be terminated or the rent provided for herein abated if the demised premises are destroyed or damaged by fire or other casualty and the fire or casualty is caused by or arises in connection with any act or omission of Lessee, its agents, employees, customers or invitees.

20. Assignment and Subletting. Lessee may not assign, sublet or underlet the demised premises or any portion thereof without the prior written approval of Lessor, which shall not be unreasonably denied. Any attempt to do so shall be null and void. Lessee and Subgents or Subtenants/Assigns shall be prohibited from conducting tutoring services for students in

(11)

connection with standardized testing or preparation for high school exams (SSAT), college entrance exams (PSAT, SAT, and ACT), graduate school admissions tests (GRE, LSAT, GMAT, MCAT and DAT) or professional licensure exams, National Medical Boards for American and foreign physician and nurses or preparation of students for CLEP or TOFEL and English as a second language, plus speed reading. In the event Lessor’s written approval is given to such assignment, subletting or underletting, Lessee shall not be relieved from any liability hereunder.

21. Default and Remedies Upon Default. The following events shall be deemed to be events of default by Lessee under this lease:

(a) Lessee shall fail to pay any installment of the rent or any other sums to be paid by Lessee hereunder when due, and such failure shall continue for a period of five (5) days after the date such payment was due.

(b) Lessee shall become insolvent; Lessee shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.

(c) Lessee shall desert or vacate any substantial portion of the demised premises.

(d) Lessee shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 21), and shall not cure such failure within twenty (20) days after written notice thereof to Lessee.

(12)

Upon the occurrence of any event of default by Lessee, Lessor shall have the option to pursue any one or more of the following remedies, in addition to any option remedies available to lessor at law or in equity, without any notice or demand whatsoever:

a. Terminate this lease, in which event Lessee shall immediately surrender the demised premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the demised premises, by any lawful means, including by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying said demised premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Lessee agrees to pay to Lessor on demand the amount of all loss and damage through inability to relet the demised premises on satisfactory terms or otherwise.

b. Enter upon and take possession of the demised premises by any lawful means, including by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying the demised premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Lessor so elects, relet the demised premises on such terms as Lessor shall deem advisable and receive the rent therefor, and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting for the remainder of the lease term or any extension thereof (if the event of default occurs during such extension term). Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the demised premises, including, without limitation, brokers’ commissions, expenses of remodeling the demised premises required by the reletting, and like costs.

c. Enter upon the demised premises by any lawful means, including by picking or changing locks if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Lessee is obligated to do under the terms of this lease; and Lessee agrees to reimburse

(13)

Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee’s obligations under this lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

If Lessee shall be in default as provided above, Lessor shall be entitled to change or modify door locks on all entry doors to the demised premises, provided Lessor shall immediately post a notice on the primary entry door to the demised premises stating the name and address or the telephone number of the individual or company from which a new key may be obtained during such individual’s or company’s normal business hours upon Lessee having cured all its defaults under this lease.

No re-entry or taking possession of the demised premises by Lessor shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting or re-entry or taking possession, Lessor may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. Lessor’s acceptance of rent following an event of default hereunder shall not be construed as Lessor’s waiver of such event of default. No waiver by Lessor of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Lessor may suffer by reason of termination of this lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Lessor following possession. Should Lessor at any time terminate this lease for any default, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such default,

(14)

including the cost of recovering the demised premises and the loss of rental for the remainder of the lease term or extension thereof (if the event of default occurs during such extension term).

22. No Waiver. No acceptance of rent by Lessor or delay in enforcing any obligation shall be construed as a waiver of any default in the performance of any obligation to be undertaken by Lessee. Lessor’s failure to enforce the default provisions hereof in the event of Lessee’s default hereunder shall not act as a waiver of Lessor’s right to enforce the default provisions hereof in the event of a subsequent breach thereof by Lessee.

23. Mechanic’s Liens. Lessee will not permit any mechanic’s or materialman’s lien or liens to be placed upon the land or the Building of which the demised premises is a part during the lease term or any extension thereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Lessee, and in the case of the filing of any such lien Lessee will promptly pay, bond off or obtain the release of same to the satisfaction of Lessor. If default in compliance with the provisions of this Paragraph 23 shall continue for twenty (20) days after written notice thereof from Lessor to Lessee, Lessor shall have the right and privilege at lessor’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rental hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately.

24. Lessor’s Lien. In consideration of the mutual benefits arising under this lease, Lessee hereby gives Lessor (in addition to and cumulative of Lessor’s statutory lessor’s lien) a lien upon all Lessee’s property at any time placed in or upon the demised premises, to secure the prompt payment of all monthly rent and other sums stipulated to be paid herein by Lessee.

(15)

This lease shall constitute a security agreement under the Uniform Commercial Code so that lessor shall have and may enforce a security interest on all property of Lessee now or hereafter place in or on the demised premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the demised premises by Lessee. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter request in order that such security interest or interest may be protected pursuant to said Code. Lessor may at its election at any time file a copy of this lease as a financing statement. Lessor, as secured party, shall be entitled to all rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the landlord’s liens and rights provided by law or by the other terms and provisions of this lease.

25. Notices. Any notices, requests or other communications hereunder shall be deemed duly given if made in writing and delivered or mailed by registered or certified mail as follows: To Lessor; with copy to; to Lessee; Attention CFO, and to Nanometrics-SW, 9020 Capital of Texas Highway, N., Bldg. 1, Ste. 345, Austin, Texas 78759, attention: Bill McGahan.

Either party may change such address by notice to the other as provided herein.

University Towers

801 West 24th Street

Austin, TX 78705

ATTN: General Manager

(512) 472-5846

27. Miscellaneous.

(a) This lease shall be binding upon and inure to the benefit of the heirs, legatees, devisees, executors, administrators, successors and assigns of the respective parties hereto, and any other party who may come into possession of the demised premises in any manner whatsoever.

(16)

(b) This lease may not be altered, changed or amended except by instrument in writing signed by both parties. Each and every covenant and agreement contained in this lease is, and shall be construed to be, a separate and independent covenant and agreement. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this lease and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. Neither Lessor nor Lessor’s agents or brokers have made any representations or promises with respect to the demised premises or the Center except as herein expressly set forth and no rights, easements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this lease.

(c) If any clause or provision of this lease is illegal, invalid or unenforceable under applicable laws, then it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and that there be added as a part of this lease a clause or provision as similar in terms to any such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(d) Any liability of Lessor to Lessee arising out of Lessor’s obligations under or otherwise related to the terms of this lease shall be limited to the interest of Lessor in the Building; and Lessor shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Lessee may have against Lessor except as expressly stated above.

(e) If the leased premises or the Building or any part thereof are at any time subject to a first mortgage or a first deed of trust or other similar instrument and this lease or the rentals hereunder are assigned to the holder of such mortgage, deed of trust or other similar instrument and Lessee is given written notice thereof, including the post office address of such assignee, then Lessee shall not exercise any remedies for any default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in

(17)

reasonable detail, and affording such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

(f) Parking: See Exhibit “H”

(g) Rules of Building: Lessee and Lessee’s agents, employees and invitees will comply fully with the Building Rules and Regulations which are attached as Exhibit “I” to this Lease and made a part hereof by this reference. Landlord may amend or change the rules and regulations as it may deem advisable to provide for the safety, protection, care and cleanliness of the Building by giving Tenant a written copy of all such changes and amendments.

(h) Special Conditions with Written Addendums: Special conditions, if any are contained in the attached addendums. All attachment and written addendums to this lease agreement are identified and briefly described as follows:

SCHEDULE OF EXHIBITS

Exhibit A.	Legal Description

Exhibit B.	Drawing of Demised Premise

Exhibit C.	Renewal Options

Exhibit D.	Rent Adjustment Schedule

Exhibit E.	Special Services by Lessor

Exhibit F.	Finish out Schedule

Exhibit G.	[omitted by parties]

Exhibit H.	Parking Agreement

Exhibit I.	Building Rules

(18)

IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be executed in duplicate originals, effective on and as of the date first written above.

LESSOR: UNIVERSITY HOUSING CORPORATION, a Texas corporation, d/b/a University Towers

Date:	,

By:

Print Name:

Title:

LESSEE: NANOMETRICS INCORPORATED, a California corporation

Date:	February 15, 2001

By:	/s/ John D. Heaton

Print Name:	John D. Heaton

Title:	President & CEO

(19)

Amendment No. 1 to Lease Agreement

between

University Housing Corporation

and

Nanometrics Incorporated

University Housing Corporation (“Lessor”) and Nanometrics Incorporated (“Lessee”) hereby agree to amend the Lease Agreement (the “Lease”) between the parties made and entered into February 15, 2001 as follows:

A.	Paragraph 3, Page 3, Line 5: “Five (5) days” is replaced with “Fourteen (14) days.”

B.	Paragraph 11, Page 6: The following sentence is added at the end of the Paragraph: “Lessor hereby approves the signs of Lessee.”

C.	Paragraph 19(d), Page 11: The following is added as a new Paragraph 19(d): “Notwithstanding the foregoing, Lessee may terminate this lease with no notice and without obligation or liability in the event of substantial fire or casualty damage.”

D.	Paragraph 21(a), Page 12, Line 2: “Five (5) days” is replaced with “Fourteen (14) days.”

E.	Paragraph 21(d), Page 12, Lines 1 and 2: “(other than the foregoing in this Paragraph 21)” is deleted.

F.	Paragraph 24, Pages 15 and 16: Paragraph 24 is deleted.

G.	Exhibit C, Page 1-1: The following is added as a new sentence at the end of the paragraph: “Notwithstanding the foregoing, any rent increase during any option period shall not exceed Five Percent (5%) per annum.

In Witness Whereof, Lessor and Lessee have caused this Amendment Number 1 to be executed in duplicate originals, effective on and as of the date first written above.

LESSOR:		LESSEE:

University Housing Corporation, a Texas Corporation, DBA University Towers		Nanometrics Incorporated

By:		By:	/s/ John D. Heaton
	(Signature)		(Signature)

Title:		Title:	President and Chief Executive Officer

Address:	801 West 24th Street Austin, Texas 78705	Address:	1550 Buckeye Drive Milpitas, California 95035

Date:		Date:	2-14-01

[University Towers Letterhead]

January 20, 2004

Nano Metrics, Inc.

Bill McGahan

715 W. 23rd St. Suite E

Austin, TX 78705

As per your request to exercise your option to renew the lease for your offices located at 715 W. 23rd St., Suite E, Austin, TX, for a 3-year period, we hereby extend the lease from April 1, 2004, to March 31, 2007.

Rental adjustments for the period above stated shall remain 4% per annum on the 1st of April each year during that period.

Sincerely,

/s/ Ugene Olson
Ugene Olson
General Manager
University Towers